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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported) February 19, 2004
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                                   AMARU, INC.
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             (exact name of registrant as specified in its charter)

                                     Nevada
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                 (State or other jurisdiction of incorporation)

      000-32695                                            88-0490089
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Commission File Number                        IRS Employer Identification Number

           610 Newport Center Dr., Suite 1400, Newport Beach, CA 92660
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (949) 760-6832
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ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE

Amaru, Inc., a Nevada corporation (The "Registrant") entered into an agreement and plan of reorganization with M2B World Pte. Ltd., a Singapore corporation ("M2B") as of February 19, 2004 (the "Agreement"). Pursuant to the terms of the Agreement, the Registrant will acquire all of the outstanding shares of common stock of M2B in exchange for the issuance of 19,500,000 "restricted" shares of common stock of Registrant and 143,000 "restricted" Series A Convertible Preferred Shares of the Registrant to the M2B shareholders on a pro rata basis and shall cause such shares to be delivered to M2B. Each Registrant Preferred Share shall contain the immediate conversion right to convert 1 Preferred Share to 38.461538 Common Shares. Each share of M2B shall be exchanged for 1.3636363 Common Shares of Registrant and 100 Preferred Shares of Registrant. Registrant's Preferred Shares can be converted into Registrant's Common Shares upon the effectiveness of the increase of the Company's authorized common shares to 200,000,000. The parties anticipate the closing of the transaction on or about February 25, 2004 (the "Closing Date"). Following the Closing Date, there will be 20,000,000 Registrant's shares of common stock outstanding and 143,000 Registrant's Series A Convertible Preferred Shares outstanding. The officers and directors of the Registrant will resign as of the Closing Date and new officers and directors will be appointed. The Registrant will file Form 8-K upon the closing of the transaction set forth in the Agreement.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act or 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 24, 2004                          AMARU, INC.

                                              By:  /s/ Sahra Partida
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                                                  Sahra Partida
                                                  President